Filed Pursuant to Rule 424(b)(2)

Registration No. 333-162677

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 3, 2009)

18,130,305 Units consisting of

One Common Share and

Three quarters of one warrant to purchase one Common Share

We are offering 18,130,305 common shares, no par value, and warrants to purchase up to 13,597,729 common shares issuable from time to time upon the exercise of the warrants. We are offering the common shares and warrants in units, each unit consisting of one common share together with three quarters of one warrant, each whole warrant exercisable, at a price of $0.40 for one common share, at any time during the period commencing six months from the date of closing and ending five years following the date of closing. The units will be sold at a negotiated price of $0.26 per unit. Units will not be issued or certificated. The common shares and warrants are immediately separable and will be issued separately. We do not expect that the warrants will be listed for trading on any securities exchange.

Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT (formerly NYSE Amex), in both cases under the symbol “DEJ.” On May 30, 2012, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$0.225 per common share and on the NYSE MKT was $0.22 per common share. There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants. This may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the warrants. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on May 3, 2012, was approximately $39.1 million based on the last reported sale price on such date, which was $0.35 per share. We have issued securities with an aggregate market value of approximately $3.16 million pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, “Risk Factors and Uncertainties” beginning on page 7 of the accompanying prospectus, and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the United States Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit (1)	Total(2)
Public offering price	$0.26	$4,713,879
Placement agent’s fee	$0.0156	$282,833
Proceeds to us, before expenses	$0.2444	$4,431,046

(1)	A unit consists of one common share together with three quarters of one warrant to purchase one common share. This table excludes common shares issuable upon exercise of the warrants offered hereby.
(2)	This table is based on the sale of 18,130,305 units and does not reflect the potential proceeds from the exercise of warrants covering 13,597,729 additional common shares registered in this offering which have an exercise price of $0.40 per common share. See “Description of Warrants” in this prospectus supplement. Assuming exercise of all the warrants at an exercise price of $0.40 per share, the proceeds to us, before expenses, would be $9,870,138.

Roth Capital Partners, LLC acted as placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June 4, 2012.

Prospective investors should be aware that the acquisition of the units may have tax consequences both in the United States and in Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. Investors should read the tax discussion in this prospectus supplement under the caption “Certain U.S. Federal Income Tax Considerations.”

Roth Capital Partners

The date of this prospectus supplement is May 30, 2012.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1

ENFORCEMENT OF CIVIL LIABILITIES	S-2

FORWARD-LOOKING STATEMENTS	S-2

PROSPECTUS SUPPLEMENT SUMMARY	S-5

THE OFFERING	S-7

RISK FACTORS	S-8

USE OF PROCEEDS	S-17

CONSOLIDATED CAPITALIZATION	S-18

MARKET FOR COMMON SHARES	S-19

DILUTION	S-21

Description of Common Shares	S-21

Description of Warrants	S-22

PLAN OF DISTRIBUTION	S-24

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-27

INTERESTS OF NAMED EXPERTS AND COUNSEL	S-32

LEGAL MATTERS	S-32

EXPERTS	S-32

DOCUMENTS INCORPORATED BY REFERENCE	S-33

WHERE YOU CAN FIND MORE INFORMATION	S-34

EXPENSES oF THE OFFERING	S-34

PROSPECTUS

ABOUT THIS PROSPECTUS	1

SUMMARY	2

RISK FACTORS AND UNCERTAINTIES	7

DOCUMENTS INCORPORATED BY REFERENCE	12

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	13

USE OF PROCEEDS	14

DESCRIPTION OF COMMON SHARES	14

DESCRIPTION OF WARRANTS	15

DESCRIPTION OF UNITS	17

PLAN OF DISTRIBUTION	18

INTERESTS OF NAMED EXPERTS AND COUNSEL	19

EXPERTS	20

WHERE YOU CAN FIND MORE INFORMATION	20

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of units consisting of common shares and warrants, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not be applicable to this offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

This prospectus supplement relates to a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “Dejour,” “we” or “us” includes Dejour Energy Inc. and each of its subsidiaries through which it conducts its business.

Currency and Financial Information

Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States dollars. References in this prospectus supplement to “$” are to U.S. dollars and references to “Cdn$” are to Canadian dollars. The consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus, and the selected consolidated financial data derived from those consolidated financial statements included in this prospectus supplement, are presented in Canadian dollars.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

	Three Months ended March 31,	Year ended December 31,
	2012	2011	2010	2009
High for the period	1.0153	$1.0583	$1.0054	$0.9716
Low for the period	0.9735	$0.9430	$0.9278	$0.7692
End of period	1.0009	$0.9833	$1.0054	$0.9555
Average for the period	0.9989	$1.0117	$0.9709	$0.8757

On May 30, 2012, the Bank of Canada’s noon exchange rate was Cdn$1.00 = $0.9722.

On January 1, 2011, we adopted International Financial Reporting Standards (“IFRS”) for financial reporting purposes, using a transition date of January 1, 2010. Our annual audited consolidated financial statements for the year ended December 31, 2011, including 2010 required comparative information, have been prepared in accordance with IFRS, as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee. Our financial statements prior to the fiscal year ended December 31, 2010 were prepared in accordance with Canadian generally accepted accounting principles then in effect (“Canadian GAAP”). Reference is made to Note 25 of our audited consolidated financial statements for the year ended December 31, 2011, included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of our transition to IFRS. IFRS and Canadian GAAP differ from United States generally accepted accounting principles in certain respects, and therefore our financial statements may not be comparable to the financial statements of United States companies.

S-1

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus supplement and the accompanying prospectus are residents of a countries other than the United States, and some of our assets and the assets of said persons may be located outside the United States. See “Risk Factors – It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors and officers.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of applicable securities legislation. Any statements that are not of historical fact and express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) may be forward-looking statements. Forward-looking statements concern such matters as our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

In particular, the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concern, among other things:

•	drilling inventory, drilling plans and timing of drilling, re-completion and tie-in of wells;

•	productive capacity of wells, anticipated or expected production rates and anticipated dates of commencement of production;

•	drilling, completion and facilities costs;

•	results of our various projects;

•	ability to lower cost structure in certain of our projects;

•	our growth expectations;

•	timing of development of undeveloped reserves;

•	the performance and characteristics of our oil and natural gas properties;

•	oil and natural gas production levels;

•	the quantity of oil and natural gas reserves;

•	capital expenditure programs;

•	supply and demand for oil and natural gas and commodity prices;

•	the impact of federal, provincial, and state governmental regulation on our business;

•	expected levels of royalty rates, operating costs, general administrative costs, costs of services and other costs and expenses;

•	expectations regarding our ability to raise capital and to continually add to reserves through acquisitions, exploration and development;

•	treatment under governmental regulatory regimes and tax laws;

•	the closing of our revolving credit facility; and

•	realization of the anticipated benefits of acquisitions and dispositions.

S-2

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to the marketability and price of oil and natural gas being affected by factors outside our control;

•	risks related to world oil and natural gas prices being quoted in U.S. dollars and our production revenues being adversely affected by an appreciation in the Canadian dollar;

•	risks related to our ability to execute projects being dependent on factors outside our control;

•	risks related to oil and gas exploration having a high degree of risk and exploration efforts failing;

•	risks related to cumulative unsuccessful exploration efforts;

•	risks related to oil and natural gas operations involving hazards and operational risks;

•	risks related to seasonal factors and unexpected weather;

•	risks related to competition in the oil and gas industry;

•	risks related to the fact that we do not control all of the assets that are used in the operation of our business;

•	risks related to our ability to market oil and natural gas depending on our ability to transport the product to market;

•	risks related to high demand for drilling equipment;

•	risks related to title to our properties;

•	risks related to our ability to continue to meet our oil and gas lease or license obligations;

•	risks related to our ability to renew oil and gas leases and licenses;

•	risks related to our anticipated substantial capital needs for future acquisitions;

•	risks related to our cash flow from reserves not being sufficient to fund our ongoing operations;

•	risks related to covenants in issued debt restricting the ability to conduct future financings;

•	risks related to our being exposed to third party credit risks;

•	risks related to our being able to find, acquire, develop and commercially produce oil and natural gas;

•	risks related to our properties not producing as projected;

•	risks related to our estimated reserves being based upon estimates;

•	risks related to future oil and gas revenues not resulting in revenue increases;

•	risks related to our managing growth;

•	risks related to our being dependent on key personnel;

•	risks related to our operations being subject to federal, state, provincial, local and other laws, controls and regulations;

•	risks related to uncertainty regarding claims of title and right of aboriginal people;

•	risks related to environmental laws and regulations;

•	risks related to our facilities, operations and activities emitting greenhouse gases;

•	risks related to our not having paid dividends to date;

•	risks related to our stock price being volatile;

•	risks related to our being a foreign private issuer;

•	risks related to the issuance of additional common shares negatively affecting the market price;

•	risk related to not meeting the conditions for closing of our revolving credit facility; and

S-3

•	risks related to the warrants.

This list is not exhaustive of the factors that may affect the realization of the results contemplated by our forward-looking statements. Some of the important risks and uncertainties that could affect the realization of our expected results are described further under the sections entitled “Risk Factors” in this prospectus supplement, “Risk Factors and Uncertainties” in the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If one or more of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based on our beliefs, opinions and expectations at the time they are made and speak only as of the date they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, expectations or other circumstances should change, except as required by applicable law. We qualify all the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by the foregoing cautionary statements.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides an overview of certain information about Dejour and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in our securities.

Our Company

Dejour Energy Inc. was incorporated as “Dejour Mines Limited” on March 29, 1968, under the laws of the Province of Ontario. By articles of amendment dated October 30, 2001, the issued shares of the Company were consolidated on the basis of one new share for every 15 old shares, and the name of the Company was changed to Dejour Enterprises Ltd. On June 6, 2003, our shareholders approved a resolution to complete a one-for-three-share consolidation, which became effective on October 1, 2003. Dejour was continued in British Columbia under the Business Corporations Act (British Columbia) in 2005. On March 9, 2011, Dejour changed its name to Dejour Energy Inc.

Our authorized capital consists of an unlimited number of common shares, preferred shares and series 1 preferred shares. There are no indentures or agreements limiting the payment of dividends and there are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights attaching to our common shares.

Our executive office is located at:

598 – 999 Canada Place

Vancouver, British Columbia V6C 3E1

Canada

 Telephone: (604) 638-5050

Our Business

We are in the business of acquiring, exploring and developing energy projects with a focus on oil and gas exploration in Canada and the United States. We hold approximately 110,000 net acres of oil and gas leases in the following regions:

•	the Peace River Arch of northwestern British Columbia and northeastern Alberta, Canada; and

•	the Piceance, Paradox and Uinta Basins in the U.S. Rocky Mountains.

Over the past three years, we have evolved our forward focus from acquiring resource potential toward conversion of resources into reserves. This process involved several distinct steps on the same continuum including:

•	classification and prioritization of acreage based on economic promise, technical robustness, infrastructural and logistic advantage and commercial maturity;

•	evaluation and development planning for top tier acreage positions;

•	developing partnerships within financial and industry circles to speed the exploitation process; and

•	aggressively bringing production on line where feasible.

As a result of these moves, our asset characterization has moved toward more tangible low-risk near-term development projects, moderate risk appraisal opportunities and moderate- to high-risk exploration potential.

Our business objective is to grow our oil and gas production and generate sufficient cash flow to continue to expand our operations and enhance shareholder value.

Recent Developments

On May 7, 2012, we announced that our wholly-owned subsidiary, Dejour Energy USA Corp., has entered into a binding commitment for a $14 million revolving credit facility from an institutional lender, to begin to develop our Kokopelli Field leases. We expect that the revolving credit facility will be for a two year term, with an option to renew for an additional one year term. If our joint venture partner in the applicable oil and gas leases does not commit to fund its 28% equity share of capital expenditures, then the amount of financing available under this facility will be reduced to $9 million. The revolving credit facility will bear interest at a rate of 12% per year and will be secured by all the assets of Dejour USA and a guarantee from Dejour Energy Inc.

S-5

We will be required to pay a commitment fee of 1% of the loan amount upon closing of the loan agreement.  There is a facility fee of 1% of the loan amount per year.

Completion of this arrangement is subject to certain closing conditions, which we expect to meet in the second quarter of 2012, including a condition that we raise at least $3.5 million in equity financing, and a condition that our existing line of credit is extended, on its current terms and conditions, for a period of not less than one year. We expect that completion of this offering will satisfy the condition that we raise at least $3.5 million in equity financing.

In addition, we are required to pay finders’ fees of up to 2.5% of the loan amount and issue 400,000 agent’s warrants based on the five-day volume weighted average price (VWAP) before closing of the revolving credit facility, with a minimum exercise price of $0.40 per share, exercisable for a period of two years.

Further Information

Prospective purchasers of units should read the description of our company and our business under the heading “Summary—The Company” in the accompanying prospectus and under the heading “ITEM 4. INFORMATION ON THE COMPANY” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on April 30, 2012 and incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-6

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of common shares and warrants. For a more complete description of our common shares and warrants, see the sections entitled “Description of Common Shares” and “Description of Warrants” in this prospectus supplement and the accompanying prospectus.

Offering:	18,130,305 units. Each unit consists of one common share and three quarters of one warrant to purchase one common share. The common shares and warrants offered hereby are immediately separable and will be issued separately.

Warrants:	Each whole warrant will entitle the holder to purchase one common share, subject to adjustment and early termination, at an exercise price of $0.40 per common share, at any time during the period commencing six months from the date of closing and ending five years following the date of closing. The warrants will be freely transferable, subject to the terms and conditions of the warrants, as contained in the form of warrant certificate. See the section entitled “Description of Warrants” in this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants.

Amount:	$4,713,879

Price to the Public:	$0.26 per unit

Common Shares Outstanding Before Offering(1):	130,786,069 common shares

Common Shares Outstanding After Offering(2):	148,916,374 common shares

Placement Agents’ Fee:	We have agreed to pay the placement agent a fee equal to $0.0156 for each unit sold as part of the offering.

Use of Proceeds:	The net proceeds from the sale of the units in this offering are estimated to be approximately $4.2 million after deducting the placement agent’s fee and estimated offering expenses. We intend to use the net proceeds from this offering for exploration, development and acquisition of oil and gas properties and working capital purposes.

Risk Factors:	Investing in the units involves risks that are described under the sections entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, “Risk Factors and Uncertainties” beginning on page 7 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, as filed with the SEC.

Tax Considerations:	Purchasing the units, holding the common shares and warrants, and exercising the warrants may have tax consequences in the United States. See the section entitled “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Listing Symbol:	Our common shares are traded on the Toronto Stock Exchange and on the NYSE MKT, in both cases under the symbol “DEJ.” There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased in the offering.

(1)	These figures do not include 9,329,001 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average price of Cdn$0.40 per common share, and 15,454,907 common shares reserved for issuance pursuant to outstanding warrants, which are exercisable at a weighted average price of Cdn$0.44 per common share, as at May 30, 2012.

To the extent any options are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional common shares or securities exercisable for or convertible into common shares, there will be further dilution to new investors. As of the date of this prospectus supplement, there are 3,749,605 common shares available for issuance under our equity incentive plans.

(2)	Does not include 38,381,637 common shares issuable upon exercise of all outstanding options and warrants, including warrants issued pursuant to this offering. Assuming exercise of all 38,381,637 warrants, the aggregate common shares outstanding would be 187,298,011.

S-7

RISK FACTORS

An investment in a company engaged in oil and gas exploration involves an unusually high amount of risk, both unknown and known, present and potential, including, but not limited to the risks enumerated below. An investment in our units, common shares and warrants is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our securities. An investor should carefully consider the risks described below, together with the risks described in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our units, common shares or warrants. The risks described below are not the only ones we face. Additional risks that we are not currently aware of or that we currently believe are immaterial may become important factors that affect our business. The risk factors set forth below, in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, may have a significant impact on our business, financial condition and/or results of operations and could cause actual results to differ materially from those projected in any forward-looking statements. See “Forward-Looking Statements”.

Our failure to successfully address the risks and uncertainties that we face would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common shares may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Related to Our Business

The marketability and price of oil and natural gas are affected by numerous factors outside of our control.  Material fluctuations in oil and natural gas prices could adversely affect our net production revenue and oil and natural gas operations.

Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, such as:

•	the domestic and foreign supply of and demand for oil and natural gas;

•	the price and quantity of imports of crude oil and natural gas;

•	overall domestic and global economic conditions;

•	political and economic conditions in other oil and natural gas producing countries, including embargoes and continued hostilities in the Middle East and other sustained military campaigns, and acts of terrorism or sabotage;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	the level of consumer product demand;

•	weather conditions;

•	the impact of the U.S. dollar exchange rates on oil and natural gas prices; and

•	the price and availability of alternative fuels.

Our ability to market our oil and natural gas depends upon our ability to acquire space on pipelines that deliver such commodities to commercial markets. We are also affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing and storage facilities and operational problems affecting such pipelines and facilities, as well as extensive governmental regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and natural gas business.

Both oil and natural gas prices are unstable and are subject to fluctuation. Any material decline in prices could result in a reduction of our net production revenue. The economics of producing from some wells may change as a result of lower prices, which could result in reduced production of oil or natural gas and a reduction in the volumes and net present value of our reserves. We might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in our net production revenue and a reduction in our oil and natural gas acquisition, development and exploration activities.

S-8

Because world oil and natural gas prices are quoted in U.S. dollars, our production revenues could be adversely affected by an appreciation of the Canadian dollar.

World oil and natural gas prices are quoted in U.S. dollars, and the price received by Canadian producers, including us, is therefore affected by the Canadian/U.S. dollar exchange rate, which will fluctuate over time. In recent years, the Canadian dollar has increased materially in value against the U.S. dollar, which may negatively affect our production revenues. Further material increases in the value of the Canadian dollar would exacerbate this potential negative effect and could have a material adverse effect on our financial condition and results of operations. An increase in the exchange rate for the Canadian dollar and future Canadian/U.S. exchange rates could also negatively affect the future value of our reserves as determined by independent petroleum reserve engineers.

Our ability to execute projects will depend on certain factors outside of our control.  If we are unable to execute projects on time, on budget or at all, we may not be able to effectively market the oil and natural gas that we produce.

We manage a variety of small and large projects in the conduct of our business. Our ability to execute projects and market oil and natural gas will depend upon numerous factors beyond our control, including:

•	the availability of adequate financing;

•	the availability of processing capacity;

•	the availability and proximity of pipeline capacity;

•	the availability of storage capacity;

•	the supply of and demand for oil and natural gas;

•	the availability of alternative fuel sources;

•	the effects of inclement weather;

•	the availability of drilling and related equipment;

•	accidental events;

•	currency fluctuations;

•	changes in governmental regulations; and

•	the availability and productivity of skilled labor.

Because of these factors, we could be unable to execute projects on time, on budget or at all, and may not be able to effectively market the oil and natural gas that we produce.

Oil and gas exploration has a high degree of risk and our exploration efforts may be unsuccessful, which would have a negative effect on our operations.

There is no certainty that the expenditures to be made by us in the exploration of our current projects, or any additional project interests we may acquire, will result in discoveries of recoverable oil and gas in commercial quantities. An exploration project may not result in the discovery of commercially recoverable reserves and the level of recovery of hydrocarbons from a property may not be a commercially recoverable (or viable) reserve that can be legally and economically exploited. If exploration is unsuccessful and no commercially recoverable reserves are defined, we would be required to evaluate and acquire additional projects that would require additional capital, or we would have to cease operations altogether.

Cumulative unsuccessful exploration efforts could result in us having to cease operations.

The expenditures to be made by us in the exploration of our properties may not result in discoveries of oil and natural gas in commercial quantities. Many exploration projects do not result in the discovery of commercially recoverable oil and gas deposits, and this occurrence could ultimately result in us having to cease operations.

Oil and natural gas operations involve many hazards and operational risks, some of which may not be fully covered by insurance.  If a significant accident or event occurs for which we are not fully insured, our business, financial condition, results of operations and prospects could be adversely affected.

Our involvement in the oil and natural gas exploration, development and production business subjects us to all of the risks and hazards typically associated with those types of operations, including hazards such as fire, explosion, blowouts, sour gas releases and spills, each of which could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment or personal injury. In particular, we may explore for and produce sour natural gas in certain areas. An unintentional leak of sour natural gas could result in personal injury, loss of life or damage to property, and may necessitate an evacuation of populated areas, all of which could result in liability to us. In accordance with industry practice, we are not fully insured against all of these risks. Although we maintain liability insurance in an amount that we consider consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits, in which event we could incur significant costs that could have a material adverse effect upon our business, financial condition, results of operations and prospects. In addition, the risks we face are not, in all circumstances, insurable and, in certain circumstances, we may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. For instance, we do not have insurance to protect against the risk from terrorism. Oil and natural gas production operations are also subject to all of the risks typically associated with those operations, including encountering unexpected geologic formations or pressures, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

S-9

Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity.

The level of activity in the Canadian oil and natural gas industry is influenced by seasonal weather patterns. Oil and natural gas development activities, including seismic and drilling programs in northern Alberta and British Columbia, are restricted to those months of the year when the ground is frozen. Wet weather and spring thaw may make the ground unstable. Consequently, municipalities and provincial transportation departments enforce road bans that restrict the movement of rigs and other heavy equipment, thereby reducing activity levels. In addition, certain oil and natural gas producing areas are located in areas that are inaccessible other than during the winter months because the ground surrounding the sites in these areas consists of swampy terrain, and additional seasonal weather variations will also affect access to these areas. Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity during certain parts of the year.

The petroleum industry is highly competitive, and increased competitive pressures could adversely affect our business, financial condition, results of operations and prospects.

The petroleum industry is competitive in all of its phases. We compete with numerous other organizations in the search for, and the acquisition of, oil and natural gas properties and in the marketing of oil and natural gas. Our competitors include oil and natural gas companies that have substantially greater financial resources, staff and facilities than us. Our ability to increase our reserves in the future will depend not only upon our ability to explore and develop our present properties, but also upon our ability to select and acquire other suitable producing properties or prospects for exploratory drilling. Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery and storage.

We do not control all of the assets that are used in the operation of our business and, therefore, cannot ensure that those assets will be operated in a manner favorable to us.

Other companies operate some of the assets in which we have an interest. As a result, we have a limited ability to exercise influence over the operation of those assets or their associated costs, which could adversely affect our financial performance.  Our return on assets operated by others will therefore depend upon a number of factors that may be outside of our control, including the timing and amount of capital expenditures, the operator's expertise and financial resources, the approval of other participants, the selection of technology and risk management practices.

Our ability to market oil and natural gas depends on our ability to transport our product to market.  If we are unable to expand and develop the infrastructure in the areas surrounding certain of our assets, we may not be able to effectively market the oil and natural gas that we produce.

Due to the location of some of our assets, both in Canada and the United States, there is minimal infrastructure currently available to transport oil and natural gas from our existing and future wells to market.  As a result, even if we are able to engage in successful exploration and production activities, we may not be able to effectively market the oil and natural gas that we produce, which could adversely affect our business, financial condition, results of operations and prospects.

Demand and competition for drilling equipment could delay our exploration and production activities, which could adversely affect our business, financial condition, results of operations and prospects.

Oil and natural gas exploration and development activities depend upon the availability of drilling and related equipment (typically leased from third parties) in the particular areas where such activities will be conducted. Demand for such limited equipment or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. To the extent we are not the operator of our oil and natural gas properties, we depend upon the operators of the properties for the timing of activities related to the properties and are largely unable to direct or control the activities of the operators.

S-10

Title to our oil and natural gas producing properties cannot be guaranteed and may be subject to prior recorded or unrecorded agreements, transfers, claims or other defects.

Although title reviews may be conducted prior to the purchase of oil and natural gas producing properties or the commencement of drilling wells, those reviews do not guarantee or certify that an unforeseen defect in the chain of title will not arise to defeat our claim. Unregistered agreements or transfers, or native land claims, may affect title.  If title is disputed, we will need to defend our ownership through the courts, which would likely be an expensive and protracted process and have a negative effect on our operations and financial condition. In the event of an adverse judgment, we would lose our property rights.  A defect in our title to any of our properties may have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be unable to meet all of the obligations necessary to successfully maintain each of the licenses and leases and working interests in licenses and leases related to its properties, which could adversely affect our business, financial condition, results of operations and prospects.

Our properties are held in the form of licenses and leases and working interests in licenses and leases. If we or the holder of the license or lease fails to meet the specific requirement of a license or lease, the license or lease may terminate or expire. None of the obligations required to maintain each license or lease may be met. Unless renewed, certain leases in our Kokopelli (formerly Gibson Gulch) and South Rangley properties will expire in 2012 and 2013. The termination or expiration of our licenses or leases or the working interests relating to a license or lease may have a material adverse effect on our business, financial condition, results of operations and prospects.

We have a working capital deficiency and will be required to raise capital through financings. We may not be able to obtain capital or financing on satisfactory terms, or at all.

As of March 31, 2012, we had a working capital deficiency of approximately Cdn$6.5 million. Excluding the non-cash warrant liability of Cdn$850,000 related to the fair value of United States dollar denominated warrants issued in previous equity financings, the working capital deficiency was Cdn$5.7 million, the majority of which was related to our outstanding demand line of credit. As at March 31, 2012, Cdn$900,000 of the demand line of credit remained unused. In May 2012, we renewed the line of credit. The next review date is scheduled on or before September 30, 2012, but is subject to change at the discretion of the bank.

We expect to incur general and administration expenses of approximately $4 million over the next twelve months. If we are unable to extend or refinance the bank line of credit or meet our general and administration expenses or our share of the joint venture costs through revenues and field operating netback from our oil and gas operations, we will need to raise capital through debt or equity financings. We cannot assure you that debt or equity financing will be available to us, and even if debt or equity financing is available, it may not be on terms acceptable to us. Our inability to access sufficient capital for our operations would have a material adverse effect on our business, financial condition, results of operations and prospects.

Our ability to continue as a going concern is dependent upon attaining profitable operations and obtaining sufficient financing to meet obligations and continue exploration and development activities. Whether and when we can attain profitability is uncertain. These uncertainties cast substantial doubt upon our ability to continue as going concern.

In the course of our development activities, we have sustained losses and expect losses in the year ended December 31, 2012. We expect to finance our operations primarily through our existing cash and any future financing. Whether and when we can attain profitability is uncertain. These uncertainties cast substantial doubt upon our ability to continue as going concern in the next twelve months, because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, or on satisfactory terms or at all. Our independent auditors have included an explanatory paragraph in their report on our consolidated annual financial statements as at and for the year ended December 31, 2011 that describes uncertainties that cast substantial doubt about our ability to continue as a going concern. Our audited consolidated annual financial statements as at and for the years ended December 31, 2011 and 2010 have been prepared in accordance with IFRS as issued by the International Accounting Standards Board applicable to a going concern, which implies we will continue to meet our obligations and continue our operations for the next twelve months. Realization values may be substantially different from carrying values as shown, and our consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary as a result of the going concern uncertainty.

We anticipate making substantial capital expenditures for future acquisition, exploration, development and production projects.  We may not be able to obtain capital or financing necessary to support these projects on satisfactory terms, or at all.

We anticipate making substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas reserves in the future. If our revenues or reserves decline, we may not have access to the capital necessary to undertake or complete future drilling programs. Debt or equity financing, or cash generated by operations, may not be available to us or may not be sufficient to meet our requirements for capital expenditures or other corporate purposes.  Even if debt or equity financing is available, it may not be on terms acceptable to us. Our inability to access sufficient capital for our operations could have a material adverse effect on our business, financial condition, results of operations and prospects.

S-11

Our cash flow from our reserves may not be sufficient to fund our ongoing activities at all times, thereby causing us to forfeit our interest in certain properties, miss certain acquisition opportunities and reduce or terminate our operations.

Our cash flow from our reserves may not be sufficient to fund our ongoing activities at all times and we are currently utilizing our bank line of credit to fund our working capital deficit. From time to time, we may require additional financing in order to carry out our oil and gas acquisition, exploration and development activities. Failure to obtain such financing on a timely basis could cause us to forfeit its interest in certain properties, not be able to take advantage of certain acquisition opportunities and reduce or terminate our level of operations. If our revenues from our reserves decrease as a result of lower oil and natural gas prices or otherwise, our ability to expend the necessary capital to replace our reserves or to maintain our production will be impaired. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or, if available, on favorable terms.

Debt that we incur in the future may limit our ability to obtain financing and to pursue other business opportunities, which could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may enter into transactions to acquire assets or equity of other organizations. These transactions may be financed in whole or in part with debt, which may increase our debt levels above industry standards for oil and natural gas companies of a similar size. Depending upon future exploration and development plans, we may require additional equity and/or debt financing that may not be available or, if available, may not be available on acceptable terms. None of our organizational documents currently limit the amount of indebtedness that we may incur. The level of our indebtedness from time to time could impair our ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise.

We may be exposed to the credit risk of third parties through certain of our business arrangements.  Non-payment or non-performance by any of these third parties could have an adverse effect on our financial condition and results of operations.

We may be exposed to third-party credit risk through our contractual arrangements with our current or future joint venture partners, marketers of our petroleum and natural gas production and other parties. In the event those entities fail to meet their contractual obligations to us, those failures could have a material adverse effect on our financial condition and results of operations. In addition, poor credit conditions in the industry and of joint venture partners may affect a joint venture partner's willingness to participate in our ongoing capital program, potentially delaying the program and the results of the program until we find a suitable alternative partner.

Our success depends upon our ability to find, acquire, develop and commercially produce oil and natural gas, which depends upon factors outside of our control.

Oil and natural gas operations involve many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our long-term commercial success depends upon our ability to find, acquire, develop and commercially produce oil and natural gas.  We have only recently commenced production of oil and natural gas.  There is no assurance that our other properties or future properties will achieve commercial production.  Without the continual addition of new reserves, our existing reserves and our production will decline over time as our reserves are exploited. A future increase in our reserves will depend not only upon our ability to explore and develop any properties we may have from time to time, but also upon our ability to select and acquire new suitable producing properties or prospects. No assurance can be given that we will be able to locate satisfactory properties for acquisition or participation. Moreover, if acquisitions or participations are identified, we may determine that current market conditions, the terms of any acquisition or participation arrangement, or pricing conditions, may make the acquisitions or participations uneconomical, and further commercial quantities of oil and natural gas may not be produced, discovered or acquired by us, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Properties that we acquire may not produce as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities.

Our long-term commercial success depends upon our ability to find, acquire, develop and commercially produce oil and natural gas reserves. However, our review of acquired properties is inherently incomplete, as it generally is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken.

S-12

Our estimated reserves are based on many assumptions that may prove to be inaccurate.  Any material inaccuracies in the reserve estimates or the underlying assumptions may adversely affect the quantities and present value of our reserves.

There are numerous uncertainties inherent in estimating quantities of oil, natural gas reserves and the future cash flows attributed to the reserves. Our reserve and associated cash flow estimates are estimates only. In general, estimates of economically recoverable oil and natural gas reserves and the associated future net cash flows are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil and gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary materially from actual results. All estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues associated with reserves prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from our estimates of them, and those variations could be material.

Estimates of proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Recovery factors and drainage areas are estimated by experience and analogy to similar producing pools. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves, and those variations could be material.

Our future oil and natural gas production may not result in revenue increases and may be adversely affected by operating conditions, production delays, drilling hazards and environmental damages.

Future oil and natural gas exploration may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient petroleum substances to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

We may experience difficulty managing our anticipated growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to attract and retain qualified management and technical personnel to meet the needs of our anticipated growth. Our inability to deal with this growth could have a material adverse effect on our business, financial condition, results of operations and prospects.

We depend upon key personnel and the absence of any of these individuals could result in us having to cease operations.

Our ability to continue our operations depends, in large part, upon our ability to attract and maintain qualified key management and technical personnel. Competition for such personnel is intense and we may not be able to attract and retain such personnel.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional licenses, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

S-13

We cannot be certain that current expected expenditures and any current or planned completion/testing programs will be realized.

We believe that the costs used to prepare internal budgets are reasonable, however, there are assumptions, uncertainties, and risk that may cause our allocated funds on a per well basis to change as a result of having to alter certain activities from those originally proposed or programmed to reduce and mitigate uncertainties and risks. These assumptions, uncertainties, and risks are inherent in the completion and testing of wells and can include but are not limited to: pipe failure, casing collapse, unusual or unexpected formation pressure, environmental hazards, and other operating or production risk intrinsic in oil and or gas activities. Any of the above may cause a delay in any of our completion/testing programs or our ability to determine reserve potential.

We are subject to complex federal, provincial, state, local and other laws, controls and regulations that could adversely affect the cost, manner and feasibility of conducting our oil and natural gas operations.

Oil and natural gas exploration, production, marketing and transportation activities are subject to extensive controls and regulations imposed by various levels of government, which may be amended from time to time. Governments may regulate or intervene with respect to price, taxes, royalties and the exportation of oil and natural gas. Regulations may be changed from time to time in response to economic or political conditions. The implementation of new regulations or the modification of existing regulations affecting the oil and natural gas industry could reduce demand for crude oil and natural gas and increase our costs, any of which may have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, in order to conduct oil and natural gas operations, we require licenses from various governmental authorities. We cannot assure you that we will be able to obtain all of the licenses and permits that may be required to conduct operations that we may desire to undertake.

There is uncertainty regarding claims of title and rights of the aboriginal people to properties in certain portions of western Canada, and such a claim, if made in respect of our property or assets, could adversely affect our business, financial condition, results of operations and prospects.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. We are not aware that any claims have been made in respect of its property and assets. However, if a claim arose and was successful it would have an adverse effect on our business, financial condition, results of operations and prospects.

We are subject to stringent environmental laws and regulations that may expose us to significant costs and liabilities, which could adversely affect our business, financial condition, results of operations and prospects.

All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation under a variety of federal, provincial, state and local laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and natural gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with legislation can require significant expenditures, and a breach of applicable environmental legislation may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy any discharge. Environmental laws may result in a curtailment of production or a material increase in the costs of production, development or exploration activities, or otherwise adversely affect our business, financial condition, results of operations and prospects.

As a public company, our compliance costs and risks have increased in recent years.

Legal, accounting and other expenses associated with public company reporting requirements have increased significantly in the past few years. We anticipate that general and administrative costs associated with regulatory compliance will continue to increase with on-going compliance requirements under the Sarbanes-Oxley Act of 2002, as well as any new rules implemented by the SEC, Canadian Securities Administrators, the NYSE MKT and the Toronto Stock Exchange in the future. These rules and regulations have significantly increased our legal and financial compliance costs and made some activities more time-consuming and costly. We cannot assure you that we will continue to effectively meet all of the requirements of these regulations, including Section 404 of the Sarbanes-Oxley Act and National Instrument 52-109 of the Canadian Securities Administrators. Any failure to effectively implement internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations, or result in our principal executive officer and principal financial officer being required to give a qualified assessment of our internal control over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our common shares and our ability to raise capital. These rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage in the future. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

S-14

As a foreign private issuer, our shareholders may receive less complete and timely data.

We are a “foreign private issuer” as defined in Rule 3b-4 under the United States Securities Exchange Act of 1934. Our equity securities are accordingly exempt from Sections 14(a), 14(b), 14(c), 14(f) and 16 of the Exchange Act, pursuant to Rule 3a12-3 of the Exchange Act. Therefore, we are not required to file a Schedule 14A proxy statement in relation to our annual meetings of shareholders. The submission of proxy and annual meeting of shareholder information on Form 6-K may result in shareholders having less complete and timely information in connection with shareholder actions. The exemption from Section 16 rules regarding reports of beneficial ownership and purchases and sales of common shares by insiders and restrictions on insider trading in our securities may result in shareholders having less data and there being fewer restrictions on insiders’ activities in our securities.

It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors and officers.

It may be difficult to bring and enforce suits against us. We are incorporated in British Columbia, Canada.  Many of our directors and officers are not residents of the United States and some of our assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to enforce judgments obtained in the U.S. based on the civil liability provisions of the U.S. federal securities laws against us or our officers and directors.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or our officers or directors predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or our officers or directors predicated upon the U.S. federal securities laws or other laws of the United States.

Risks Related to This Offering

We have not paid any dividends on our common shares.  Consequently, your only opportunity currently to achieve a return on your investment will be if the market price of our common shares appreciates above the price that you pay for our common shares.

We have not declared or paid any dividends on our common shares since our incorporation.  Any decision to pay dividends on our common shares will be made by our board of directors on the basis of our earnings, financial requirements and other conditions existing at such future time. Consequently, your only opportunity to achieve a return on your investment in our securities will be if the market price of our common shares appreciates and you are able to sell your common shares at a profit.

Our common share price has been volatile and your investment in our common shares could suffer a decline in value.

Our common shares are traded on the Toronto Stock Exchange and the NYSE MKT. The market price of our common shares may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States.

You will experience immediate and substantial dilution in the net book value per share of the common shares you purchase and may also experience further dilution.

The net book value per share of our common shares was $0.137 as of March 31, 2012. Since the price per share of our common shares being offered is substantially higher than the net book value per share of our common shares, you will suffer substantial dilution in the net book value of the common shares you purchase in this offering. Based on the public offering price of $0.26 per unit, if you purchase units in this offering, you will suffer immediate and substantial dilution of $0.10 per common share in the net book value of the common shares. For the purpose of this calculation, we will allocate $0.25 of the purchase price for the unit to the common share and $0.01 of the purchase price for each unit to each three quarters of one warrant and shares issuable upon exercise of the warrants have not been included. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

S-15

Dilution through officer, director, employee, consultant or agent options could adversely affect our shareholders.

Because our success is highly dependent upon our officers, directors, employees, consultants and agents, we have granted to some or all of our key officers, directors, employees, consultants and agents options to purchase common shares as non-cash incentives. To the extent that we grant significant numbers of options and those options are exercised, the interests of our other shareholders may be diluted. As of May 30, 2012, there were 9,329,001 common share purchase options outstanding, of which 7,201,506 common share purchase options are vested and exercisable. If all the vested options were exercised, it would result in an additional 7,201,506 common shares being issued and outstanding.

The issuance of additional common shares may negatively affect the trading price of our common shares.

We have issued equity securities in the past and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options and warrants to purchase our common shares may be exercised, resulting in the issuance of additional common shares. The issuance by us of additional common shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative effect on the trading price of our common shares.

Management will have broad discretion in determining how to use the proceeds of this offering.

We have not determined the amounts we plan to spend on any of the areas listed in “Use of Proceeds” below or the timing of such expenditures. Accordingly, the amount and timing of our actual expenditures will depend upon numerous factors, including the progress of our oil and natural gas acquisition, development and exploration activities and the amount of cash generated by our operations. As a result, our management will have broad discretion to allocate the net proceeds from this offering, and may spend the proceeds in ways with which our shareholders may not agree. Pending application of the net proceeds as described in “Use of Proceeds,” we intend to invest the net proceeds primarily in bank deposits or other substantially similar secure deposits in financial institutions. These investments may not yield a favorable return to our shareholders.

There is no trading market for the warrants and we do not expect such a trading market to develop.

There is currently no public market through which the warrants offered by this prospectus supplement may be sold and we do not intend to apply for the listing of the warrants on any securities exchange, which may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the warrants.

S-16

USE OF PROCEEDS

The net proceeds to us from the sale of the units in this offering are estimated to be approximately $4.2 million, based on an offering price of $0.26 per unit and the sale of all of the units offered by this prospectus supplement, and after deducting the placement agent’s fee and estimated offering expenses.

We intend to use the net proceeds from this offering for exploration, development and acquisition of oil and gas properties and working capital purposes.

Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in bank deposits or other substantially similar secure deposits in financial institutions.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the net proceeds to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of such activities cannot be determined at this time.

S-17

CONSOLIDATED CAPITALIZATION

The following table sets forth our cash and consolidated capitalization as at March 31, 2012 on an actual basis and as adjusted to give effect to the issuance of the maximum number of common shares and warrants offered by this prospectus supplement, after deducting the placement agent’s fee and the estimated expenses of the offering payable by us (assuming the application of the net proceeds from this offering as described under the section entitled “Use of Proceeds”). Consolidated capitalization includes both debt and shareholders’ equity.

The table below should be read in conjunction with our audited annual consolidated financial statements as at and for the year ended December 31, 2011, our unaudited interim condensed consolidated financial statements as at and for the three months ended March 31, 2012, in each case including the notes thereto, and the management’s discussion and analysis thereof, in each case incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As at March 31, 2012 (All amounts in Cdn.$)

	Actual (Unaudited)	As Adjusted (Unaudited) (1)
Cash and cash equivalents	$1,343,019	$5,700,195
Bank line of credit	$6,126,243	$6,126,243
Warrant liability	849,552	849,552
Shareholders’ equity
Share Capital: Authorized: Unlimited number of common shares without par value; 130,786,069 common shares issued and outstanding as of March 31, 2012; 148,916,374 common shares issued and outstanding as adjusted (2); unlimited number of preferred shares without par value, of which nil were issued and outstanding as of March 31, 2012	87,025,565	91,382,741
Contributed Surplus	8,236,171	8,236,171
Deficit	(76,863,409)	(76,863,409)
Accumulated other comprehensive income (loss)	(553,307)	(553,307)
Total Shareholder’s Equity	17,845,020	22,202,196
Total Capitalization	$24,820,815	$29,177,991

(1)	The exchange rate used for conversion of the estimated net proceeds of approximately US$4,236,046 from this offering into Canadian dollars was Cdn$1.00 = US$0.9722, being the Bank of Canada’s noon exchange rate on May 30, 2012.

(2)	These figures do not include 9,329,001 common shares reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average price of Cdn$0.40 per common share, and 15,454,907 common shares reserved for issuance pursuant to outstanding warrants, which are exercisable at a weighted average price of Cdn$0.44 per common share, as at May 30, 2012. These figures also do not include 38,381,637 common shares issuable upon exercise of all outstanding warrants, including warrants issued pursuant to this offering. Assuming exercise of all 38,381,637 warrants, the aggregate common shares outstanding would be 187,298,011.

S-18

MARKET FOR COMMON SHARES

Our common shares are traded on the TSX and on the NYSE MKT, in both cases under the symbol “DEJ.” Our common shares began trading on the TSX on November 20, 2008, prior to which our common shares traded on the TSX Venture Exchange. Our common shares began trading on NYSE MKT on May 7, 2007.

The following tables set forth the high and low trading prices of our common shares on the TSX and the TSX Venture Exchange, as applicable, and on the NYSE MKT, for the five most recent fiscal years:

Toronto Stock Exchange/TSX Venture Exchange (Cdn$)

Year Ended December 31,	High	Low
2011	$0.61	$0.24
2010	$0.475	$0.285
2009	$0.76	$0.23
2008(1)	$2.17	$0.23
2007	$3.28	$1.02

(1) Our common shares began trading on the TSX on November 20, 2008.

NYSE MKT ($)

Year Ended December 31,	High	Low
2011	$0.61	$0.21
2010	$0.497	$0.2601
2009	$0.67	$0.12
2008	$2.17	$0.25
2007(1)	$2.95	$1.29

(1) Our common shares began trading on NYSE MKT on May 7, 2007.

The following table contains the high and low trading prices for our common shares for each fiscal quarter for our two most recent fiscal years and any subsequent period:

Toronto Stock Exchange (Cdn$)

Quarter Ended	High	Low
2012
Second Quarter (through May 30, 2012)	$0.38	$0.23
First Quarter	$0.46	$0.35

2011
Fourth Quarter	$0.61	$0.24
Third Quarter	$0.34	$0.24
Second Quarter	$0.44	$0.30
First Quarter	$0.51	$0.30

2010
Fourth Quarter	$0.38	$0.29
Third Quarter	$0.41	$0.30
Second Quarter	$0.45	$0.29
First Quarter	$0.48	$0.29

S-19

NYSE MKT ($)

Quarter Ended	High	Low
2012
Second Quarter (Through May 30, 2012)	$0.39	$0.21
First Quarter	$0.57	$0.34

2011
Fourth Quarter	$0.61	$0.21
Third Quarter	$0.40	$0.23
Second Quarter	$0.45	$0.31
First Quarter	$0.53	$0.30

2010
Fourth Quarter	$0.38	$0.29
Third Quarter	$0.44	$0.28
Second Quarter	$0.50	$0.28
First Quarter	$0.47	$0.26

The following table contains the high and low trading prices for our common shares for each of the most recent six months and subsequent period:

Toronto Stock Exchange (Cdn$)

Month Ended	High	Low
May 2012 (through May 30)	$0.35	$0.23
April 2012	$0.38	$0.25
March 2012	$0.46	$0.35
February 2012	$0.50	$0.41
January 2012	$0.55	$0.38
December 2011	$0.61	$0.29
November 2011	$0.44	$0.33

NYSE MKT ($)

Month Ended	High	Low
May 2012 (through May 30)	$0.39	$0.21
April 2012	$0.39	$0.28
March 2012	$0.49	$0.34
February 2012	$0.51	$0.41
January 2012	$0.57	$0.38
December 2011	$0.61	$0.29
November 2011	$0.44	$0.32

On May 30, 2012, the last reported sale price of our common shares on the TSX was Cdn$0.225 per common share and on the NYSE MKT was $0.22 per common share.

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DILUTION

Our net book value as of March 31, 2012 was approximately $17,861,000 (Cdn$17,845,000, based on the Bank of Canada’s noon exchange rate of Cdn$1 = $1.0009 in effect on March 31, 2012), or $0.137 (Cdn$0.136) per common share. Net book value per share is calculated by subtracting our total liabilities from our total assets, and dividing this amount by the number of outstanding common shares.

After giving effect to our sale of units in this public offering at a public offering price of $0.26 per unit ($0.25 of the purchase price for the unit is allocated to the common share), after deducting the estimated placement agent fee and estimated offering expenses payable by us, our as adjusted net book value as of March 31, 2012 would have been approximately $22.2 million (Cdn$22.2 million), or $0.149 (Cdn$0.149) per share. This represents an immediate increase in net book value of $0.012 (Cdn$0.012) per share to existing shareholders and immediate dilution in net book value of $0.10 (Cdn$0.10) per share to new investors participating in this offering at the public offering price. The following table illustrates this dilution on a per common share basis:

Public offering price per share		$0.25
Historical net book value per share as of March 31, 2012	$0.137
Increase per share attributable to investors participating in this offering	$0.012
As adjusted net book value per share after this offering		$0.149
Dilution per share to investors participating in this offering		$0.10

The above discussion and table are based on 130,786,069 common shares outstanding as of the close of business on March 31, 2012. This number excludes the common shares issuable upon exercise of the following options and warrants:

•	options representing the right to purchase a total of 9,329,001 common shares at a weighted average exercise price of Cdn$0.40 per share;

•	warrants representing the right to purchase a total of 15,454,907 common shares at a weighted average exercise price of Cdn$0.44 per share;

•	warrants offered hereby representing the right to purchase a total of 13,597,729 common shares at an exercise price of $0.40 per share.

Investors that purchase common shares upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

Description of Common Shares

We are authorized to issue an unlimited number of common shares of which, as of May 30, 2012, 130,786,069 are issued and outstanding. Our common shares are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Except as otherwise required by law the holders of our common shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. One holder of common shares issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of our shareholders.

The holders of our common shares will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up of our company, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities.  No common shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds attaching to our common shares.

In the event of any merger or consolidation with or into another company in connection with which our common shares are converted into or exchangeable for shares, other securities or property (including cash), all holders of our common shares will be entitled to receive the same kind and amount of shares and other securities and property (including cash).

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There are no indentures or agreements limiting the payment of dividends on our common shares and there are no special liquidation rights or subscription rights attaching to our common shares.

Alteration of Share Structure

We may alter our authorized share structure by directors’ resolution or ordinary resolution of our shareholders, in each case determined by the directors, to:

(a)	create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide all or any of our unissued, or fully paid issued, shares;

(d)	if we are authorized to issue shares of a class or shares with par value;

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of our unissued, or fully paid issued, shares with par value into shares without par value or any of our unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of our shares; or

by ordinary resolution of our shareholders otherwise alter our share or authorized share structure.

Cash Dividends

As of the date of this prospectus supplement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividends will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent factors. We currently do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Description of Warrants

Each whole warrant will entitle the holder to purchase one common share, subject to adjustment, at any time, commencing six months from the date of closing of the offering, for a period of five years from the closing of the offering at an exercise price of $0.40 per common share.  The warrants will be freely transferable, subject to Canadian securities laws and the terms and conditions of the form of warrant.

Holders of the warrants may exercise their warrants to purchase common shares on or before the expiration date by delivering a notice of exercise form, appropriately completed and duly signed and payment in cash of the exercise price for the number of common shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full common shares.

The common shares issuable on exercise of the warrants will be, when issued in accordance with the terms of the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least the number of common shares issuable upon exercise of all outstanding warrants.

If we effect certain stock-based distributions or changes in our capital structure, such as a stock split or consolidation or stock dividend to all shareholders, then we will adjust the exercise price and/or number of shares purchasable under the warrants, as required by the terms of the warrants, to preserve the rights of the warrant holders. If we effect a merger or consolidation or other reorganization in which our common shares are reclassified or in which we are not the surviving corporation, the warrants will become exercisable for the securities that the holders of warrants would have received if the holders had exercised the warrants in full immediately prior to the reorganization event.

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The number of common shares that may be acquired by a holder upon any exercise of a warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of common shares then beneficially owned by that holder and its affiliates and any other persons whose beneficial ownership of common shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of our issued and outstanding common shares (including for such purpose the shares of common shares issuable upon such exercise). A holder may increase or decrease this limitation by written notice to us, but any such increase or decrease will not be effective until the 61st day after notice is delivered to us and will not be permitted to increase the limitation to greater than 9.999%.

No fractional common shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the applicable fractional amount multiplied by the exercise price of the warrant.

Subject to compliance with Canadian securities laws, a warrant may be transferred by a holder in whole or in part without our consent by the holder executing an assignment in the form attached to the certificate representing the warrant and upon payment of any necessary tax or other governmental charge imposed upon such transfer.

If there is not an effective registration statement filed with the SEC registering the common shares issuable upon exercise of the warrants at the time a warrant are exercised, the warrant may be exercised on a cashless basis, pursuant to the terms of the warrants.

The warrants will not be listed on any securities exchange or automated quotation system, and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

We will file the form of warrant certificate as an exhibit to our Report of Foreign Issuer on Form 6-K that will be furnished to the SEC in connection with this offering. See “Where You Can Find More Information” in this prospectus supplement.

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PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.5. of Form F-3, we are permitted to utilize the registration statement of which this prospectus supplement and the accompanying prospectus form a part to sell a maximum amount of securities equal to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by our non-affiliates in any 12-month period. We may, from time to time, offer the securities registered hereby up to this maximum amount.

We are offering the units through a placement agent.  Subject to the terms and conditions of a placement agency agreement, dated May 30, 2012, Roth Capital Partners, LLC has agreed to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the units offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the units, but it has agreed to use reasonable best efforts to arrange for the sale of all of the units offered.

We have entered into a subscription agreement directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.

Confirmations and definitive prospectuses will be distributed to all investors who agreed to purchase the securities in this offering, informing investors of the closing date as to such units. We currently anticipate that closing of the sale of the units we are offering will take place on or about June 4, 2012. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units purchased.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price for the units we sell;

•	we will deliver to each of the investors, through the Deposit Withdrawal Agent Commission system, the common shares being purchased;

•	we will deliver a copy to each investor of the warrants being purchased and will arrange for delivery of the original warrants within 3 business days of the closing date; and

•	the placement agent will receive the placement agent’s fee in accordance with the terms of the placement agency agreement.

Pursuant to the placement agency agreement, we have agreed to pay the placement agent an aggregate fee equal to 6.0 % of the aggregate gross proceeds raised in connection with the offering. The following table shows the per share and total fees we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fee	$0.0156
Total placement agent fee	$282,833

We estimate that our share of the total expenses of the offering, excluding the placement agent’s fees, will be approximately $195,000.

Pursuant to FINRA interpretations, we will not provide any member of FINRA, or any independent broker-dealer with placement agent compensation in excess of 8.0% of the gross proceeds from the placement or sale by such FINRA member or independent broker-dealer of any securities being offered hereby.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

It is anticipated that we will arrange for an instant deposit of the common shares to or for the account of the purchaser through the book-entry facilities of DTC on the closing date of this offering. No certificate evidencing the common shares will be issued to the purchaser, except in limited circumstances, and registration will be made in the depositary services of DTC. The purchaser will receive only a customer confirmation from the placement agent or other registered dealer who is a DTC participant and from or through whom a beneficial interest in the common shares is purchased. The warrants will be delivered in registered, certificated form.

We will file the form of securities purchase agreement and the placement agency agreement as exhibits to our Report on Form 6-K that will be furnished to the SEC in connection with this offering. See “Where You Can Find More Information” on page S-35.

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Canadian Distribution Restrictions

There are restrictions under Canadian securities laws on investors' ability to resell the common shares and common shares issuable upon exercise of the warrants over the facilities of the Toronto Stock Exchange, or otherwise resell the common shares and common shares issuable upon exercise of the warrants in Canada or to or for the benefit of a resident of Canada.  Unless permitted under Canadian securities laws, the common shares and common shares issuable upon exercise of the warrants may not be traded over the facilities of the Toronto Stock Exchange, or in Canada or to or for the benefit of a resident of Canada, before the date that is four months and a day after the closing date of the offering. Any physical certificate representing the common shares and, if they are issued before the date which four months and a day after closing, the common shares issuable upon the exercise of the warrants, will bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES LAWS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

Any physical certificate representing the warrants will bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE INTO CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE.”

United Kingdom. The placement agent has represented and agreed that:

•	it has not made or will not make an offer of the units to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended), or the FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive (each, a Relevant Member State), the placement agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and the placement agent that:

•	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

•	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the placement agent has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition of units acquired pursuant to this document, the acquisition, ownership, and disposition of common shares acquired as part of the units, the exercise, disposition, and lapse of warrants acquired as part of the units, and the acquisition, ownership, and disposition of common shares received on exercise of the warrants, which we refer to in this section as the “warrant shares”.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds units, common shares, warrants or warrant shares, the U.S. federal income tax consequences to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder (as defined below) as a result of the acquisition of units pursuant to this document. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, or foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of units, common shares, warrants and warrant shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the US. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

NOTICE PURSUANT TO IRS CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A HOLDER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE U.S. CODE (AS DEFINED BELOW). THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DOCUMENT. EACH HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, U.S. court decisions and the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of units, common shares, warrants or warrant shares acquired pursuant to this document that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

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•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of units, common shares, warrants or warrant shares that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of units, common shares, warrants and warrant shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own units, common shares, warrants or warrant shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired units, common shares, warrants or warrant shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold units, common shares, warrants or warrant shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) partnerships and other pass-through entities (and investors in such partnerships and entities); or (i) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S., (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold units, common shares, warrants or warrant shares in connection with carrying on a business in Canada; (d) persons whose units, common shares, warrants or warrant shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of units, common shares, warrants or warrant shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a unit will be treated as the acquisition of an “investment unit” consisting of two components: a component consisting of one common share and a component consisting of three quarters of one common share and one common share purchase warrant. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for each unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the one common share and three quarters of one common share purchase warrant that together comprise each unit.

For this purpose, the Company will allocate $0.25 of the purchase price for the unit to the common share and $0.01 of the purchase price for each unit to each three quarters of one warrant. However, the IRS will not be bound by the Company’s allocation of the purchase price for the units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

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U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. Holder’s initial tax basis in the warrant share received on the exercise of a warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. Subject to the “passive foreign investment company” (or “PFIC”, as defined below) rules discussed below, a U.S. Holder’s holding period for the warrant share received on the exercise of a warrant should begin on the date that such warrant is exercised by such U.S. Holder.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Subject to the PFIC rules discussed below, any such gain or loss generally will be a capital gain or loss (provided that the warrant share to be issued on the exercise of such warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder), which will be long-term capital gain or loss if the warrant is held for more than one year.

Expiration of Warrants Without Exercise

Subject to the PFIC rules discussed below, upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). (See more detailed discussion of the rules applicable to distributions made by the Company at “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares and Warrant Shares – Distributions on Common Shares and Warrant Shares” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares and Warrant Shares

The following discussion is subject to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares and Warrant Shares

Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share or warrant share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares or warrant shares and thereafter as gain from the sale or exchange of such common shares or warrant shares. (See “ Sale or Other Taxable Disposition of Common Shares and/or Warrant Shares” below). However, the Company does not intend to maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares or warrant share will constitute ordinary dividend income. Dividends received on common shares or warrant shares generally will not be eligible for the “dividends received deduction”.

For tax years beginning before January 1, 2013, a dividend paid to a U.S. Holder who is an individual, estate or trust by the Company generally will be taxed at the preferential tax rates applicable to long-term capital gains if the Company is a “qualified foreign corporation” as defined under Section 1(h)(11) of the Code (a “QFC”) and certain other requirements for the common shares or warrant shares, as applicable, are met. The Company generally will be a QFC if the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the common shares or warrant shares are readily tradable on an established securities market in the U.S. However, even if the Company satisfies one or more of these requirements, the Company will not be treated as a QFC if the Company is a PFIC for the tax year during which it pays a dividend or for the preceding tax year. (See the section below under the heading “Passive Foreign Investment Company Rules”).

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If a U.S. Holder fails to qualify for the preferential tax rates discussed above, a dividend paid by the Company to a U.S. Holder generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares and/or Warrant Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares or warrant shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received and (ii) such U.S. Holder’s tax basis in such common shares or warrant shares sold or otherwise disposed of. Subject to the PFIC rules discussed below, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares or warrant shares have been held for more than one year.

Preferential tax rates apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC (as defined below) for any year during a U.S. Holder’s holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder’s acquisition, ownership and disposition of units, common shares, warrants, and warrant shares. The Company does not believe that it was a PFIC for the tax year ended December 31, 2011, and based on current business plans and financial expectations, the Company does not expect to be a PFIC for its current tax year and the foreseeable future. The determination of whether the Company will be a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company will be a PFIC for its current taxable year depends on the assets and income of the Company over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this communication. Consequently, there can be no assurance regarding the Company’s PFIC status for any taxable year, and there can be no assurance that the IRS will not challenge the determination made by the Company concerning its PFIC status.

In addition, in any year in which the Company is classified as a PFIC, a U.S. Holder would be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file a IRS Form 8621.

The Company generally will be a PFIC under Section 1297 of the Code if, for a taxable year, (a) 75% or more of the gross income of the Company for such taxable year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets. “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in a trade or business and certain other requirements are satisfied.

In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a ‘‘Subsidiary PFIC’’), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

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If the Company were a PFIC in any tax year and a U.S. Holder held units, common shares, warrants or warrant shares, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the common shares, warrants or warrant shares and with respect to gain from the disposition of units, common shares, warrants or warrant shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares, warrants or warrant shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the common Shares, warrants or warrant shares, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the units, common shares, warrants or warrant shares ratably over its holding period for the units, common shares, warrants or warrant shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the “QEF Election” and the “Mark-to-Market Election”), such elections are available in limited circumstances and must be made in a timely manner. Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, for purposes of the PFIC rules, the holding period for the warrant shares acquired upon exercise of a warrant will begin on the date a U.S. Holder acquires the units. This will impact the availability and consequences of the QEF Election and Mark-to-Market Election with respect to the warrant shares. Thus, a U.S. Holder will have to account for warrant shares and common shares under the PFIC rules and the applicable elections differently. In addition, a QEF Election may not be made with respect to the warrants and it is unclear whether the Mark-to-Market Election may be made with respect to the warrants. U.S. Holders are urged to consult their own tax advisers regarding the potential application of the PFIC rules to the ownership and disposition of units, common shares, warrants, and warrant shares, and the availability of certain U.S. tax elections under the PFIC rules.

U.S. Holders should be aware that, for each taxable year, if any, that the Company or any Subsidiary PFIC is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election under Section 1295 of the Code with respect of the Company or any Subsidiary PFIC. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

Subject to certain specific rules, foreign income and withholding taxes paid with respect to any distribution in respect of stock in a PFIC should qualify for the foreign tax credit. The rules relating to distributions by a PFIC are complex, and a U.S. Holder should consult with its own tax advisor with respect to any distribution received from a PFIC.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of common shares, warrants or warrant shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares and warrant shares (or with respect to any deemed dividend on the warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

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Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares, warrants or warrant shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law and Treasury regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their units, common shares, warrants, and warrant shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the units, common shares, warrants, and warrant shares generally may be subject to information reporting and backup withholding tax, at the rate of 28% (increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Certain legal matters relating to Canadian law, including the validity of the common shares and warrants comprising the units offered by this prospectus supplement, will be passed upon for us by Farris, Vaughan, Wills & Murphy LLP, Vancouver, B.C., Canada. Certain legal matters relating to United States law will be passed upon for us by Dorsey & Whitney LLP, Vancouver, B.C., Canada and Seattle, Washington.  Certain United States legal matters will be passed upon for the placement agent by Goodwin Procter LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009, have been incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, in reliance upon the reports of BDO Canada LLP for the years ended December 31, 2011 and 2010 and Dale Matheson Carr-Hilton Labonte LLP for the year ended December 31, 2009, each an independent registered public accounting firm, given upon the authority of those firms as experts in accounting and auditing.

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Information relating to our oil and gas properties included or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, has been derived from reports, statements or opinions prepared or certified by Deloitte & Touche LLP, Gustavson Associates, LLC and GLJ Petroleum Consultants Ltd., each independent petroleum engineering consultants retained by us.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus supplement and the accompanying prospectus. Information we file with the SEC after the date of this prospectus supplement will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus supplement and the accompanying prospectus.

The following documents that have been and will in the future be filed by us with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus:

(a)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on April 30, 2012, as amended on May 23, 2012;

(b)	our Report of Foreign Issuer on Form 6-K furnished to the SEC on May 23, 2012;

(c)	our Report on Form 6-K containing interim financial statements and interim Management’s Discussion and Analysis, furnished to the SEC on May 15, 2012;

(d)	all other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2011; and

(e)	the description of our common shares set forth in the amendment to our Registration Statement on Form 8-A, as filed with the SEC on February 15, 2012, including any further amendment or report to such registration statement filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of this offering, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference herein, shall be deemed to be incorporated by reference in and to be part of this prospectus supplement and the accompanying prospectus from the date of filing of each such document.

Any statement contained in a document incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes that statement.  Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus suppelement or the accompanying prospectus.  Any such statement so superseded shall be deemed not to constitute a part of this prospectus supplement or the accompanying prospectus. For certainty, our Report of Foreign Issuer on Form 6-K furnished to the SEC on February 6, 2012, as amended on May 14, 2012, shall be deemed to be superseded in its entirety by our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, and such Form 6-K, as amended, shall not constitute a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to any person, upon written or oral request, a copy of any or all of the above documents, other than exhibits to documents that are not specifically incorporated by reference into those documents. You should direct any requests for documents to:

Dejour Energy Inc.

c/o Mathew Wong, Chief Financial Officer

598 – 999 Canada Place

Vancouver, British Columbia V6C 3E1

Canada

Telephone: (604) 638-5050

Facsimile: (604) 638-5051

Email: mwong@dejour.com

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The information relating to us contained in this prospectus supplement and the accompanying prospectus is not comprehensive and should be read together with the information contained in the documents incorporated by reference. Descriptions contained in the documents incorporated by reference as to the contents of any contract or other document may not be complete. You should refer to the copy of that contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3 with the SEC under the Securities Act in connection with this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it. Each statement made in this prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. Except for documents specifically incorporated by reference into this prospectus supplement, the information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We are subject to the informational requirements of the Exchange Act, and, accordingly, we file annual and other reports and other information with the SEC. The reports and other information we file with the SEC in accordance with the Exchange Act can be read and copied, at prescribed rates, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available electronically from the SEC’s Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov, as well as from commercial document retrieval services.

EXPENSES oF THE OFFERING

The following table contains the various expenses to be incurred by us in connection with the offering of the securities being registered hereby. All amounts are estimated except the SEC registration fee, NYSE MKT listing fee and FINRA filing fee.

SEC registration fee	$1,395
Printing expenses	500
Legal fees and expenses	80,000
Exchange listing fees	54,000
FINRA filing fee	3,000
Accounting fees and expenses	20,000
Transfer agent fees	5,000
Reimbursement of placement agent expenses	25,000
Miscellaneous expenses	6,105
Total	$195,000

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DEJOUR ENTERPRISES LTD.

$25,000,000
Common Shares

Warrants

Units

Dejour Enterprises Ltd. may offer and sell, from time to time, up to $25,000,000 aggregate initial offering price of our common shares, no par value (which we refer to as “Common Shares”), warrants to purchase Common Shares (which we refer to as “Warrants”) or any combination of Common Shares or Warrants (which we refer to as “Units”) (collectively, the Common Shares, Warrants and Units are referred to as the “Securities”) in one or more transactions under this prospectus (which we refer to as the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as a “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement, together with any additional information which is incorporated by reference herein or therein.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our common shares are traded on the Toronto Stock Exchange and on the NYSE Amex in both cases under the symbol “DEJ.”  On November 3, 2009, the last reported sale price of common shares on the Toronto Stock Exchange was Cdn$0.47 per common share and on the NYSE Amex was $0.437 per common share.  There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on November 3, 2009 was approximately $28 million. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in the Securities involves risks.  See “Risk Factors and Uncertainties” on page 7.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 3, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

1

SUMMARY

2

RISK FACTORS AND UNCERTAINTIES

7

DOCUMENTS INCORPORATED BY REFERENCE

12

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

13

USE OF PROCEEDS

14

DESCRIPTION OF COMMON SHARES

14

DESCRIPTION OF WARRANTS

15

DESCRIPTION OF UNITS

17

PLAN OF DISTRIBUTION

18

INTERESTS OF NAMED EXPERTS AND COUNSEL

19

EXPERTS

20

WHERE YOU CAN FIND MORE INFORMATION

20

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may sell the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $25,000,000.  This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iii) in the case of Units, the designation, number and terms of the Common Shares or Warrants comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences in the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell the Securities and is not soliciting an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Dejour,” the “Company,” “we,” “us,” or “our” refers to Dejour Enterprises Ltd. and/or its wholly owned subsidiaries.

SUMMARY

The Company

Dejour Enterprises Ltd. was incorporated as “Dejour Mines Limited” on March 29, 1968 under the laws of the Province of Ontario. By articles of amendment dated October 30, 2001, the issued shares were consolidated on the basis of one (1) new for every fifteen (15) old shares and the name of the company was changed to Dejour Enterprises Ltd. On June 6, 2003, the shareholders approved a resolution to complete a one-for-three-share consolidation, which became effective on October 1, 2003. Dejour was continued in British Columbia under the Business Corporations Act (British Columbia) in 2005.

Our authorized capital consists of an unlimited number of common shares.  There are no indentures or agreements limiting the payment of dividends and there are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights.

Our executive office is located at:

Suite # 598 – 999 Canada Place,

Vancouver, BC V6C 3E1

Canada

Telephone: (604) 638-5050

Facsimile: (604) 638-5051

Website: www.dejour.com

Email: rhodgkinson@dejour.com or mwong@dejour.com

The contact person is: Mr. Robert L. Hodgkinson, Chairman and Chief Executive Officer or Mr. Mathew H. Wong, Chief Financial Officer and Corporate Secretary.

Our fiscal year ends December 31st.

Our Business

Since the divestiture of our uranium exploration properties in December 2006, we are principally an exploration-stage company engaged in the acquisition, exploration and development of oil and gas properties. Our direct interest in uranium exploration properties were sold to Titan Uranium Inc. in 2006 for Titan common shares. We sold all of our Titan common shares between January and April 2009, but retain a 1% NSR on all the properties sold to Titan, and a 10% carried working interest in each lease through a completed bankable feasibility study, after which we may elect to participate in project development at a 10% interest or convert this interest to an additional 1% NSR.

Our current focus is on oil and gas properties located in the United States and Canada. We currently hold approximately 140,000 net acres of oil and gas leases in The Peace River Arch of northwestern British Columbia and northeastern Alberta, Canada, and the Piceance and Uinta Basins in the US Rocky Mountains.  At this time, our principal producing properties are located in Canada.

Our business objective is to grow our oil and gas production and generate sufficient cash flow to continue to expand company operations and enhance shareholder value.  This will be accomplished through a strategy of acquiring oil and gas assets in areas and projects that we believe have high potential and through prudent investment and management, increase the value of these assets.

As of the end of our most recent fiscal year ended December 31, 2008, we had proven reserves and production of oil and gas in British Columbia and Alberta, Canada. Reserves attributable to us located in the State of Colorado as of December 31, 2007 were exchanged for additional exploration acreage.

In 2009 the company’s focus was the restructuring of current assets and operations to reduce debt and lower operating costs.  This was accomplished through non core asset dispositions and reduction of operating and overhead costs.  In the second quarter of 2009 we completed the sale of a 13% of our working interest in our Drake/Woodrush project and the sale of our entire interest in the Carson Creek area for a total sale price of Cdn$4,440,000.  Subsequent to June 30, 2009, we disposed of an additional 7% working interest in our Drake/Woodrush project for proceeds of Cdn$1,260,000.  At the same time, we also restructured and extended short-term notes equal to Cdn$3,420,000 and converted another Cdn$2,776,000 of short-term debt to equity in the Company.  As a result, we reduced our outstanding liabilities (excluding asset retirement obligations and future income tax liabilities) from Cdn$16.38 million as of March 31, 2009 to approximately Cdn$6.5 million as of this date.  Asset and debt restructuring, combined with operating cost reductions of approximately Cdn$2,000,000 per year have positioned Dejour to undertake the further development of its core properties in the current commodity price environment.

Our resource property interests are described below:

United States Oil and Gas Properties

1. Colorado/Utah Oil and Gas Project

In July 2006, we successfully concluded the purchase of a 25% working interests in 267 oil and gas leases covering 254,068 net acres (397 sections of land) in the Piceance and Uinta Basins of Western Colorado and Eastern Utah for a total cost of Cdn$ 25,152,510 in cash, stock, note and debentures.

 Subsequently, we acquired an interest in an additional 21,866 net acres that are contained within an Area of Mutual Interest as defined in the purchase agreement.

In June 2008, we entered into a Purchase and Sale Agreement with Retamco Operating, a partner in the Colorado/Utah project. Under the Agreement, we exchanged our 25% Working Interest in certain leases of approximately 3,500 acres at North Barcus Creek and two wells and US$4,000,000 for an additional 64,000 net acres.

In November 2008, we signed a joint-venture agreement with Laramie Energy II LLC (which we refer to as “Laramie”) covering 22,000 gross acres (15,700 net to Dejour) in the Rangely Project. Under the terms of the Agreement, Laramie will begin a continuous drilling program on the leases in the second half of 2009 and will have the right to earn and purchase at a predetermined priceup to 55% of the acreage covered under the agreement by completing at least four commercially productive wells over the next three to four years.

During Fiscal 2008, certain leases expired. As of December 31, 2008, we had approximately 128,000 net acres in the Colorado/Utah Project.

The total current area of projects in which we have an interest is 272,777 acres net to the Joint-Venture (approximately 128,000 acres net to Dejour) in 397 sections of land.  Our interest  in the individual leases ranges from 25% to 72%, subject to an 80%-87.% Net Revenue Interest (which we refer to as “NRI”) except for 1 lease, in a total of 296 leases, We are the operator of approximately 125,000 acres gross (72% WI Dejour and 28% WI for Brownstone). The other acreage includes approximately 150,000 acres gross (65% WI Retamco, 25% WI Dejour, and 10% WI Brownstone) with Retamco as the Operator, and approximately 14,000 acres gross (25% WI Dejour, 10% WI Brownstone, and 65% WI Fidelity) with Fidelity as the Operator.

2. Tinsley Prospect

As of March 31, 2008, we hold a 35% working interest in 8,349 gross and 7,057 net acres. The Mississippi based operator is seeking an investor for the project with the objective of drilling additional wells in 2010.

Canadian Oil and Gas Properties

Our wholly-owned subsidiary, Dejour Energy (Alberta) Ltd., currently has interests in oil and gas properties in the Peace River Arch located in northeastern British Columbia and northwestern Alberta.

Since commencing exploration on its Peace River Arch properties, we have drilled or participated in drilling 16 wells on 9 different project areas. 7 wells (5 gas, 1 oil and 1 gas and oil) have commenced production. Tie-in of 2 additional wells has been suspended due to low commodity prices.

During fiscal 2008, we acquired 6,352 gross and net acres of lands in the Montney natural gas area in Northeastern British Columbia.  The acreage is adjacent to existing pipeline infrastructure, and was acquired via government oil and gas auction. As at December 31, 2008, DEAL had an average interest of 54% in approximately 39,283 gross acres in the Peace River Arch.

Subsequent to the year-end, we disposed of some of its interests in our Canadian oil and gas properties in exchange for cash proceeds, as described below.

Our Canadian oil and gas property interests are described below:

1. Drake/Woodrush

In 2007, we purchased 2,108 acres of land in the Drake area of northeast British Columbia. In the second quarter of 2007, we drilled two gas wells, which were tied in and producing.

Working interest in lands earned last winter has been increased from 60% to 92% on 700 of the 1,400 acres earned. Interest in the remaining 700 acres remains at 100% before payout and 60% after payout. Final locations for the 2007/8 winter drilling were chosen based on interpretation of 3D seismic data purchased over all our working interest land in the area.

We drilled four wells during the 2007/2008 winter season. Two of the wells were drilled on lands earned previously. The other two wells were drilled to evaluate the deeper Halfway formation as well as the proven Notikewin sands on land purchased at crown sale in which we have a 100% WI.  The deeper wells encountered significant quantities of sour gas and oil, which required the purchase and installation of additional equipment, facilities, and pipeline. These four wells were drilled and completed for production in Q1 2008.

We have budgeted approximately $1,500,000 for drilling and development at Drake/Woodrush in fiscal 2009. British Columbia has granted producers in the Northeastern portion of the Province a royalty-free production holiday, and we intend to focus our current work on the Woodrush oil pool to take advantage of the lowered royalty rates and the higher oil commodity prices. Scheduled work includes high resolution 3D seismic, and drilling of onenew well during the fourth quarter and up to two additional wells in the first quarter of 2010.. The capacity of the infrastructure placed on the project has been designed for this additional development.

Subsequent to the 2008 year-end, we have sold 20% interest in Woodrush/Drake to unrelated third parties for approximately $3,600,000 cash. Funds from the sale of the interest were used primarily to reduce our outstanding bank line of credit.

2. Saddle Hills

In the Saddle Hills area of Alberta, we participated in drilling a well in the first quarter of 2007 on a five section block of land at 30% working interest to earn 30% subject to 10% non-convertible royalty. The first well tested over 1.5 MMcf/d in total from two zones. The operator drilled one additional location on the property in Q1 2008 which has also been completed and tested over 1.5 mmcf/day total from two zones.. The operator has not tied in either of the two wells for production. DEAL completed a seismic program on behalf of the joint venture to aid in future development plans.

3. Manning

In the Manning area of British Columbia, we participated at 40% working interest in a farm-in on seven sections of land. A test well commenced drilling in December 2007 and was completed in early 2008, and tested at rates of over 1.5 MMcf/d with water. This operator has not tied in the well for production, but it has earned us an interest in all seven sections subject to non-convertible royalty.

4. Carson Creek

At Carson Creek, Alberta, land was purchased privately by DEAL and a test well commenced drilling in late 2007. The well was completed in early 2008 and tested at approximately 3.0 MMcf/d with 100 bbls natural gas liquids per MMcf gas.

Subsequent to the year-end, in June 2009, we completed the sale of our 100% working interest in Carson Creek to an unrelated third party for $2,100,000.

5. Buick Creek (Montney)

In 2008, DEAL acquired 6,352 acres net and gross in the emerging Montney natural gas resource play in Northeastern British Columbia. The acreage was acquired at a Provincial Government drilling right auction. These lands are adjacent to necessary pipeline infrastructure. In early 2009, we also acquired an existing wellbore which we intend to use for re-entry and testing of the play.

Our landholdings as of October 23, 2009 were as follows:

	Undeveloped		Developed		Total
	Gross	Net	Gross	Net	Gross	Net

Colorado/Utah, US	272,777	128,000	Nil	Nil	272,777	128,000
Tinsley, US	7,057	2,470	Nil	Nil	7,057	2,470

Canada	28,730	14,748	10,553	6,465	39,283	21,213

Recent Developments

On October 22, 2009, we completed the second tranche of a private placement of "flow-through" common shares.  In connection with this transaction, we sold 375,000 flow-through shares at a price of Cdn.$0.60 per share, for gross proceeds of Cdn$225,000. Total gross proceeds in combination with the first tranche, in connection with which we sold 1,333,333 flow-through shares on October 14, 2009, is Cdn$1,601,000. We have paid a total finders fee of Cdn$83,980 in cash in connection with the private placement.  All offers and sales of flow-through shares in the private placement have been made in Canada.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrant or Units with a total value of up to $25,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities we may offer.  Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities including, to the extent applicable:

•	aggregate offering price;

•

•	voting or other rights; and

•

•	important United States federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference.  However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares.  Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of our Common Shares are entitled to dividends when and if declared by our Board of Directors.  Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

We may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  We may issue Warrants independently or together with Common Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants.  In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.”   We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares or Warrants to purchase any of such securities in one or more series.  In this Prospectus, we have summarized certain general features of the Units under “Description of Units.”  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered.  We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS AND UNCERTAINTIES

An investment in a mine service and an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Pertaining to the Company:

Cumulative Unsuccessful Exploration Efforts By Our Personnel Could Result In Our Having to Cease Operation.

The expenditures to be made by us in the exploration of our properties as described herein may not result in discoveries of oil and natural gas in commercial quantities.  Many exploration projects do not result in the discovery of commercially recoverable oil and gas deposits and this occurrence could ultimately result in our having to cease operations.

We Have a Working Capital Deficit, Minimal Positive Cash Flow and No Recent History of Significant Earnings and Are Dependent Upon Public and Private Distributions of Equity to Obtain Capital in Order to Sustain Operations. Public Distributions of Capital Result in Dilution to Existing Shareholders.

As of September 30, 2009, we had a working capital deficit of approximately ($2,400,000). One of our oil and gas projects has advanced to the commercial production stage, but current cash flow is insufficient to meet our cash requirements. We do not know if it will ever achieve self-sustaining commercial oil and gas operations. Historically, the only source of funds available to us has been through the sale of its common shares, debt and bank borrowings, and the sale of assets. Any future additional equity financing would cause dilution to current stockholders.

We May Require Additional Capital in Order to Repay Amounts Due.

As of December 31, 2008, we had a Promissory Note with Brownstone, our U.S. working interest partner, with a balance of Cdn$4,604,040 (US$3,780,000) due on the earlier of completing an equity or debt financing, or July 1, 2009.  We also borrowed Cdn$1,950,000 under a Promissory Note issued by, and borrowed a further Cdn$600,000 from, a company controlled by our CEO (“HEC”).  These amounts are secured by our assets.

As of September 30, 2009, we had reached agreements with the lenders to restructure the debt amounts through the issuance of common stock and warrants and the issuance of new debt instruments due in November 1, 2010.  As of September 30, 2009, the outstanding balances on loans from Brownstone and HEC totaled Cdn$3,420,000.  We may need to raise additional capital to meet the new due dates of November 1, 2010.  If we are unable to repay these amounts, the lenders could foreclose upon our assets, which could ultimately result in us having to curtail or cease operations.

We have a current bank loan due and subject to renewal on December 15, 2009.

Our subsidiary, Dejour Energy (Alberta) Ltd. (“DEAL”), has secured a revolving operating loan facility with a Canadian Bank for up to Cdn$1,780,000.  The facility is secured by DEAL’s oil and gas assets in Canada. Subsequent to September 30, 2009, the terms of the Canadian bank line of credit of Cdn$1,780,000 were extended to December 15, 2009, and the adjusted working capital ratio requirement was waived for the three-month period ending September 30, 2009.  If we are unable to renew the facility with our existing bank or refinance this facility with another bank, we may be required to repay the entire amount borrowed under the facility, or, if unable to repay, may lose certain of our Canadian assets.

We Are Dependent on Key Personnel and the Absence of Any of These Individuals Could Result in Us Having to Cease Operation.

While engaged in the business of exploring mineral properties, the nature of our business, our ability to continue our exploration of potential exploration projects, and to develop a competitive edge in the marketplace, depends, in large part, on our ability to attract and maintain qualified key management personnel.  Competition for such personnel is intense and we may not be able to attract and retain such personnel.  Our growth will depend, on the efforts of our Senior Management, particularly its CEO, Robert Hodgkinson, our President of Dejour (USA), Harrison Blacker, our President of DEAL, Charles Dove, and Corporate Secretary and Chief Financial Officer Mr. Mathew Wong.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

As a "Foreign Private Issuer”, We Are Exempt from the Section 14 Proxy Rules and Section 16 of the 1934 Securities Act May Result in Shareholders Having Less Complete and Timely Data.

The submission of proxy and annual meeting of shareholder information (prepared to Canadian standards) on Form 6-K may result in shareholders having less complete and timely data.  As a foreign Private Issuer, our officers, directors and principal shareholders are exempt from Exchange Act Section 16’s short-swing insider disclosure and profit recovery provisions. The exemption from Section 16 rules regarding sales of common shares by insiders may result in shareholders having less data.

It may be difficult to enforce judgments or bring actions outside the United States against Us and certain of our directors and officers.

We are a Canadian corporation and certain of our directors and officers are neither citizens nor residents of the United States.  A substantial part of our assets and of several of these persons is located outside the United States.  As a result, it may be difficult or impossible for an investor:

•      to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against us and these persons; or

•      to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us and these persons.

General economic conditions

The recent unprecedented events in global financial markets have had a profound impact on the global economy.  Many industries, including the gold mining industry, are impacted by these market conditions.  Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity.  A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect our growth and profitability.  Specifically:

•	the global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity;

•	the volatility of oil and gas prices may impact our revenues, profits and cash flow;

•	volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

•	the devaluation and volatility of global stock markets impacts the valuation of our equity securities.

These factors could have a material adverse effect on our financial condition and results of operations.

Risks Pertaining to the Industry

Oil and Gas Exploration Has a High Degree of Risk and Our Exploration Efforts May Be Unsuccessful, Which Would Have a Negative Effect on Our Operations.

There is no certainty that the expenditures to be made by us in the exploration of its current projects, or any additional project interests we may acquire, as described herein, will result in discoveries of recoverable oil and gas in commercial quantities.  An exploration project may not result in the discovery of commercially recoverable reserves and the level of recovery of hydrocarbons from a property may not be a commercially recoverable (or viable) reserve which can be legally and economically exploited. If exploration is unsuccessful and no commercially recoverable reserves are defined, management would be required to evaluate and acquire additional projects which would require additional capital, or we would have to cease operations altogether.

Hydrocarbon Exploration and Production Has Substantial Operating and Drilling Hazards Which Could Result in Failure of Our Projects or Substantial Liabilities Which May Not Be Covered by Insurance.

Oil and natural gas exploration and production operations are subject to all the risks and hazards typically associated with such operations. Hazards include well fires, explosions, blowouts, and oil spills, each of which could result in substantial damage to oil and natural gas wells, producing facilities, other property and the environment or in personal injury. Although the operator of each property in which we have an interest typically maintains liability insurance in an amount which they consider adequate, the nature of these risks is such that liabilities could exceed policy limits, in which event we, as an owner of an interest in these wells or as the operator, could incur significant costs that could have a materially adverse effect upon its financial condition. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations. Any unforeseen hazard could result in the failure of our operations on that project, which would have a negative effect on our financial condition or cause us to cease operations altogether.

The Oil and Gas Industry is Highly Competitive, and if We Are Unsuccessful in Competing With Other Oil and Gas Companies, It Would Negatively Affect Our Ability to Operate.

The oil and gas industry is highly competitive, including the acquisition of property interests, equipment, skilled personnel, and product marketing. We are required to directly compete with a substantial number of other oil and gas companies. Many of these other companies, both public and private, have significantly greater financial and personnel resources than us. Such competitors could outbid us for such projects, equipment or personnel, or produce oil and gas at lower costs which would have a negative effect on our operations and financial condition, including forcing us to cease operations altogether.

Commodity Prices May Not Support Corporate Profit.

The petroleum industry in general is intensely competitive and there is no assurance that, even if commercial quantities of oil or gas are discovered and developed, a profitable market will exist for the sale of same.  Factors beyond our control may affect the marketability of any substances discovered.  The price of natural resources are volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved recovery techniques. If we are unable to economically produce oil and gas from its projects, it would have a negative effect on our financial condition, or require us to cease operations altogether.

Oil and Gas Reserve Information is Estimated and May Not Be Economic to Produce.

Our oil and gas reserves have been independently evaluated in accordance with applicable securities laws by independent professional consultants. These evaluations are based, in part, on a number of assumptions and variable factors such as historical and initial production rates, production decline rates, ultimate recovery of reserves, amount and timing of capital expenditures, marketability of oil and gas production, royalty rates, operating costs, and taxes and government levies. These assumptions were based on forecasts in effect and use at the time of the preparation of the report and may be subject to change or factors outside of our control. Actual production, cash flows, and recovery rates from these reserve estimates will vary, and such variations could have a material effect on our operations and financial condition.

We Must Successfully Replace Our Oil and Natural Gas Reserves.

Our future oil and natural gas reserves, production and cash flows to be derived therefrom are highly dependent on our success in exploring the current reserve base and acquiring or discovering new reserves. Without the successful addition of new reserves, any existing reserves we may have at any particular time and the production therefrom will decline over time as such existing reserves are exploited. A future increase in our reserves will depend not only on our ability to develop any properties it may have from time to time, but also on our ability to select and acquire suitable prospects or producing properties. If we are unsuccessful in discovering and successfully exploiting additional reserves, it will have a negative effect on our operations and financial condition.

Our Operations Are Subject to Substantial Environmental Regulations Which Could Have a Negative Effect on Our Operations and Financial Condition.

Our current and anticipated future operations require permits from various federal, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing various elements of the petroleum industry.  Our exploration and production activities are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, and other matters. Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that we obtain permits from various governmental agencies.

We believe it is in substantial compliance with all material laws and regulations which currently apply to our activities. All permits which we may require for future exploration may not be obtainable on reasonable terms or such laws and regulations, or new legislation or modifications to existing legislation, could have an adverse effect on any project that we might undertake.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.

Amendments to current laws, regulations and permits governing operations and activities of oil and gas companies, or more stringent implementation thereof, could have a material adverse impact on us, which may adversely effect our financial condition, or require us to cease operations altogether.

Our Title to Our Properties May Be Disputed By Third Parties Which Could Result in Our Losing Title to Our Properties.

We have only done a preliminary title survey of its exploration properties in accordance with industry standards. These procedures do not guarantee our title and therefore, in accordance with the laws of the jurisdictions in which these properties are situated, their existence and area could be in doubt. Unregistered agreements or transfers, or native land claims, may affect title.  If title is disputed, we will have to defend its ownership through the courts, which would likely be an expensive and protracted process and have a negative effect on our operations and financial condition. In the event of an adverse judgment, we would lose its property rights.

Canada is a Signatory to the Kyoto Protocol Which Could Negatively Change Future Operations By Restricting Our Activities or Increasing Operating Costs.

Canada is a signatory to the United Nation’s Framework Convention on Climate Change and has ratified the Kyoto Protocol to set legally binding targets to reduce nationwide emissions of “greenhouse gases”, including carbon dioxide, methane, and nitrous oxide. Oil and gas exploration and production and other petroleum operations and related activities emit some greenhouse gases, which may subject the Canadian oil and gas industry, including the Company, to legislation or other regulatory initiatives designed to regulate emissions of greenhouse gasses. The federal government of Canada has proposed a Climate Change Plan for Canada, which suggests further legislation will set greenhouse gases emission reduction requirements for various industrial activities, including oil and gas exploration and production. Future federal legislation as well as Provincial emission reduction requirements, may require the reduction of emissions produced by our operations and facilities. These new requirements and the additional costs required to comply could have a material effect on our operations and financial condition.

Risks Associated With Our Common Shares

Our stock price has been volatile and your investment in our common shares could suffer a decline in value.

Our common shares are traded on the Toronto Stock Exchange and the NYSE Amex.  The market price of our common shares may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States.

Dilution Through Employee/Director/Consultant/Agents Options Could Adversely Affect Dejour’s Stockholders.

Because our success is highly dependent upon its respective employees, we have granted to some or all of its key employees, directors and consultants options to purchase common shares as non-cash incentives.  To the extent that significant numbers of such options may be granted and exercised, the interests of our other stockholders may be diluted.  As of September 30, 2009, there were 4,490,364 share purchase options outstanding, of which 1,153,489 share purchase options are vested and exercisable. If all the vested options were exercised, it would result in an additional 1,153,489 common shares being issued and outstanding. (For a breakdown of dilution, refer to the risk factor entitled: “Dejour Has Minimal Positive Cash Flow and No Recent History of Significant Earnings and Is Dependent Upon Public and Private Distributions of Equity to Obtain Capital in Order to Sustain Operations. Public Distributions of Capital Result in Dilution to Existing Shareholders”)

Because we may not pay any dividends on our common shares, investors seeking short-term dividend income or liquidity should not purchase our shares.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. While our wholly owned drilling subsidiary provides revenues, we currently have no revenues and a history of losses from our exploration activity, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

DOCUMENTS INCORPORATED BY REFERNCE

The SEC allows us to “incorporate by reference” information it files with the SEC.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this Prospectus.  Information we file with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant any Report on Form 6-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.

(a)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as filed on June 30, 2009, excluding Item 17;

(b)	Our Amended Annual Report on Form 20-F for the fiscal year ended December 31, 2009, as filed on October 23, 2009;

(b)	Our Report on Form 6-K as filed October 23, 2009, which includes the Registrant’s unaudited consolidated financial statements as at and for the three and six month periods ended June 30, 2009.

(f)	The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 22, 2007, including any amendment or report filed for the purpose of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus but before the end of the offering of the Securities pursuant to this Prospectus.

We will furnish without charge to each person, including any beneficial owner to whom a prospectus is delivered, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein.  You should direct any requests for documents to:

Suite # 598 – 999 Canada Place,

Vancouver, BC V6C 3E1

Canada

Telephone: (604) 638-5050

Facsimile: (604) 638-5051

Website: www.dejour.com

Email: rhodgkinson@dejour.com or mwong@dejour.com

The information relating to us contained in this Prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.  Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you.  You should refer to the copy of such contract or other document filed as an exhibit to our filings.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain “forward-looking-statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in the our operations in future periods, planned exploration and, if warranted, development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our cumulative unsuccessful exploration efforts;

•	risks related to our working capital deficit, minimal positive cash flow and no recent history of earnings;

•	risks related to our ability to pay existing debt from operating revenue;

•	risks related to our dependence on key personnel;

•	risks related to the Sarbanes-Oxley Act of 2002;

•	risks related to our status as a foreign private issuer under US securities legislation;

•	risks related to enforcement of judgments against us outside the United States;

•	risks related to current market conditions;

•	risks related our oil and gas exploration efforts being unsuccessful;

•	risks related to hydrocarbon exploration operating and drilling hazards;

•	risks related to competition in the oil and gas industry

•	risks related to commodity prices

•	risks related to oil and gas reserve estimates

•	risks related to our ability to replace our oil and natural gas reserves

•	risks related to our operations being subject to environmental regulations

•	risks related to our title to properties

•	risks related to the Kyoto Protocol; and

•	risks related to our common shares.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors and Uncertainties” of this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this Prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Common Shares will be used by us for acquisitions, exploration and development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Common Shares pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

Common Shares

We are authorized to issue an unlimited number of common shares of which, as of November 3, 2009, 84,752,555 are issued and outstanding.  Our common shares are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Except as otherwise required by law the holders of our common shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares that are present in person or represented by proxy. One holder of shares of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, is necessary to constitute a quorum at any meeting of our shareholders.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities.  No shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

There are no indentures or agreements limiting the payment of dividends and there are no special liquidation rights or subscription rights.

Alteration of Share Structure

We may alter our authorized share structure by directors’ resolution or ordinary resolution of its shareholders, in each case determined by the directors, to:

(a)	create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class or shares with par value;

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

by ordinary resolution of its shareholders otherwise alter its share or authorized share structure

Cash dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which may consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (which we refer to as the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Debt Securities issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  We will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then we will issue a new Warrant Certificate for the remaining amount of Warrants.  If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units.  The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

We may issue units comprising one or more of Common Shares and Warrants in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit Agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares” and “Description of Warrants” will apply to each Unit and to any Common Share or Warrant included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as our agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by us under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

We, the Unit Agents, and any of our or their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom we have a material relationship.  We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

Previously Terminated Private Placement Offering

Pursuant to Rule 155 of the Securities Act, the Company terminated all offering activity in a private placement offering of its securities on October 15, 2009.  At the time of termination, the Company had not established the size of the offering or any terms for the proposed private placement of the securities and had only engaged in preliminary discussions with a select few accredited investors (as defined under Rule 501(a) of Regulation D under the Securities Act).  There were no offers to buy or indications of interest at the time of termination and the Company has informed the accredited investors with whom it met that any such offers to buy or indications of interest will be rejected.  No securities were sold in the private placement.  This Prospectus and any Prospectus Supplement supersedes any selling materials used in relation to the private placement offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Computershare Trust Company of Canada located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1.

LEGAL MATTERS

The law firm of DuMoulin Black LLP has acted as our counsel by providing an opinion on the validity of the Securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.  Certain legal matters related to this Prospectus will be passed upon on our behalf by Dorsey & Whitney LLP with respect to matters of United States law.

EXPERTS

Our consolidated financial statements as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006, have been incorporated by reference herein in reliance upon the report of Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

DEJOUR ENTERPRISES LTD.

$25,000,000

Common Shares
Warrants
Units

November 3 , 2009

PROSPECTUS SUPPLEMENT

DEJOUR ENERGY INC.

18,130,305 Units

Roth Capital Partners

May 30, 2012